                                                      [COMPOSITE CONFORMED COPY]

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                            DAKOTA GROWERS PASTA COMPANY


            $18,000,000 7.04% Senior Secured Guaranteed Notes, Series A
                                 due August 1, 2008

                                        AND

            $9,000,000 7.14% Senior Secured Guaranteed Notes, Series B,
                                 due August 1, 2010


                                   --------------

                              NOTE PURCHASE AGREEMENT


                                   -------------



                             Dated as of July 15, 1998


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

                                  TABLE OF CONTENTS

                            (Not a part of the Agreement)


SECTION                        HEADING                                           PAGE
SECTION 1.  AUTHORIZATION OF NOTES . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.  SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . . . . .  1

SECTION 3.  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 4.  CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . .  2

     Section 4.1.   Representations and Warranties . . . . . . . . . . . . . . .  2
     Section 4.2.   Performance; No Default. . . . . . . . . . . . . . . . . . .  2
     Section 4.3.   Compliance Certificates. . . . . . . . . . . . . . . . . . .  3
     Section 4.4.   Opinions of Counsel. . . . . . . . . . . . . . . . . . . . .  3
     Section 4.5.   Purchase Permitted by Applicable Law, Etc. . . . . . . . . .  3
     Section 4.6.   Sale of Other Notes. . . . . . . . . . . . . . . . . . . . .  3
     Section 4.7.   Payment of Special Counsel Fees. . . . . . . . . . . . . . .  4
     Section 4.8.   Private Placement Number . . . . . . . . . . . . . . . . . .  4
     Section 4.9.   Changes in Corporate Structure . . . . . . . . . . . . . . .  4
     Section 4.10.  Certain Agreements . . . . . . . . . . . . . . . . . . . . .  4
     Section 4.11.  Security Documents . . . . . . . . . . . . . . . . . . . . .  4
     Section 4.12.  Filing and Recording . . . . . . . . . . . . . . . . . . . .  4
     Section 4.13.  Title Insurance. . . . . . . . . . . . . . . . . . . . . . .  4
     Section 4.14.  Proceedings and Documents. . . . . . . . . . . . . . . . . .  4

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . .  5

     Section 5.1.   Organization; Power and Authority. . . . . . . . . . . . . .  5
     Section 5.2.   Authorization, Etc . . . . . . . . . . . . . . . . . . . . .  5
     Section 5.3.   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .  5
     Section 5.4.   Organization and Ownership of Shares of Subsidiaries . . . .  6
     Section 5.5.   Financial Statements . . . . . . . . . . . . . . . . . . . .  6
     Section 5.6.   Compliance with Laws, Other Instruments, Etc . . . . . . . .  7
     Section 5.7.   Governmental Authorizations, Etc . . . . . . . . . . . . . .  7
     Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders. .  7
     Section 5.9.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 5.10.  Title to Property; Leases. . . . . . . . . . . . . . . . . .  8
     Section 5.11.  Licenses, Permits, Etc . . . . . . . . . . . . . . . . . . .  8
     Section 5.12.  Compliance with ERISA. . . . . . . . . . . . . . . . . . . .  8
     Section 5.13.  Private Offering by the Company. . . . . . . . . . . . . . .  9
     Section 5.14.  Use of Proceeds; Margin Regulations. . . . . . . . . . . . .  9


                                       -2-

     Section 5.15.  Existing Debt; Future Liens. . . . . . . . . . . . . . . . .  10
     Section 5.16.  Foreign Assets Control Regulations, Etc. . . . . . . . . . .  10
     Section 5.17.  Status under Certain Statutes. . . . . . . . . . . . . . . .  10
     Section 5.18.  Environmental Matters. . . . . . . . . . . . . . . . . . . .  10
     Section 5.19.  Pari Passu Ranking . . . . . . . . . . . . . . . . . . . . .  11

SECTION 6.  REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . .  11

     Section 6.1.   Purchase for Investment. . . . . . . . . . . . . . . . . . .  11
     Section 6.2.   Source of Funds. . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 7.  INFORMATION AS TO COMPANY. . . . . . . . . . . . . . . . . . . . . .  13

     Section 7.1.   Financial and Business Information . . . . . . . . . . . . .  13
     Section 7.2.   Officer's Certificate. . . . . . . . . . . . . . . . . . . .  16
     Section 7.3.   Inspection . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 8.  PREPAYMENT OF THE NOTES. . . . . . . . . . . . . . . . . . . . . . .  17

     Section 8.1.   Required Prepayments . . . . . . . . . . . . . . . . . . . .  17
     Section 8.2.   Optional Prepayments with Make-Whole Amount. . . . . . . . .  18
     Section 8.3.   Change in Control. . . . . . . . . . . . . . . . . . . . . .  18
     Section 8.4.   Allocation of Partial Prepayments. . . . . . . . . . . . . .  20
     Section 8.5.   Maturity; Surrender, Etc . . . . . . . . . . . . . . . . . .  20
     Section 8.6.   Purchase of Notes. . . . . . . . . . . . . . . . . . . . . .  20
     Section 8.7.   Make-Whole Amount. . . . . . . . . . . . . . . . . . . . . .  21

SECTION 9.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  22

     Section 9.1.   Compliance with Law. . . . . . . . . . . . . . . . . . . . .  22
     Section 9.2.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 9.3.   Maintenance of Properties. . . . . . . . . . . . . . . . . .  23
     Section 9.4.   Payment of Taxes and Claims. . . . . . . . . . . . . . . . .  23
     Section 9.5.   Corporate Existence, Etc . . . . . . . . . . . . . . . . . .  23

SECTION 10. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  23

     Section 10.1.  Transactions with Affiliates . . . . . . . . . . . . . . . .  23
     Section 10.3.  Consolidated Net Worth . . . . . . . . . . . . . . . . . . .  24
     Section 10.4.  Certain Ratios . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 10.5.  Sale of Assets, Etc. . . . . . . . . . . . . . . . . . . . .  25
     Section 10.6.  Disposal of Ownership of a Subsidiary. . . . . . . . . . . .  25
     Section 10.7.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 10.8.  Nature of Business . . . . . . . . . . . . . . . . . . . . .  28
     Section 10.9.  Distributions. . . . . . . . . . . . . . . . . . . . . . . .  28



SECTION 11. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . .  29


                                       -3-

SECTION 12. REMEDIES ON DEFAULT, ETC . . . . . . . . . . . . . . . . . . . . . .  31

     Section 12.1.  Acceleration . . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 12.2.  Other Remedies . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 12.3.  Rescission . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc. . . . . .  32

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. . . . . . . . . . . .  33

     Section 13.1.  Registration of Notes. . . . . . . . . . . . . . . . . . . .  33
     Section 13.2.  Transfer and Exchange of Notes . . . . . . . . . . . . . . .  33
     Section 13.3.  Replacement of Notes . . . . . . . . . . . . . . . . . . . .  33

SECTION 14. PAYMENTS ON NOTES. . . . . . . . . . . . . . . . . . . . . . . . . .  34

     Section 14.1.  Place of Payment . . . . . . . . . . . . . . . . . . . . . .  34
     Section 14.2.  Home Office Payment. . . . . . . . . . . . . . . . . . . . .  34

SECTION 15. EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

     Section 15.1.  Transaction Expenses . . . . . . . . . . . . . . . . . . . .  34
     Section 15.2.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . .  35

SECTION 17. AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . .  35

     Section 17.1.  Requirements . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 17.2.  Solicitation of Holders of Notes . . . . . . . . . . . . . .  36
     Section 17.3.  Binding Effect, Etc. . . . . . . . . . . . . . . . . . . . .  36
     Section 17.4.  Notes Held by Company, Etc . . . . . . . . . . . . . . . . .  36

SECTION 18. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 19. REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . .  37

SECTION 20. CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 21. SUBSTITUTION OF PURCHASER. . . . . . . . . . . . . . . . . . . . . .  39

SECTION 22. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

     Section 22.1.  Successors and Assigns . . . . . . . . . . . . . . . . . . .  39


                                       -4-

     Section 22.2.  Payments Due on Non-Business Days. . . . . . . . . . . . . .  39
     Section 22.3.  Severability . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 22.4.  Construction . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 22.5.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 22.6.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 22.7.  Additional Debt. . . . . . . . . . . . . . . . . . . . . . .  40

Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


                                       -5-

SCHEDULE A     --   INFORMATION RELATING TO PURCHASERS

SCHEDULE B     --   DEFINED TERMS

SCHEDULE 5.4   --   Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5   --   Financial Statements

SCHEDULE 5.15  --   Existing Debt

EXHIBIT 1-A    --   Form of 7.04% Senior Secured Guaranteed Note, Series A, due
                    August 1, 2008

EXHIBIT 1-B    --   Form of 7.14% Senior Secured Guaranteed Note, Series B, due
                    August 1, 2010

EXHIBIT 4.4(a) --   Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b) --   Form of Opinion of Special Counsel for the Purchasers

EXHIBIT GA     --   Form of Guaranty Agreement


                            DAKOTA GROWERS PASTA COMPANY
                                  ONE PASTA AVENUE
                          CARRINGTON, NORTH DAKOTA  58421

        7.04% Senior Secured Guaranteed Notes, Series A, due August 1, 2008
                                        and
        7.14% Senior Secured Guaranteed Notes, Series B, due August 1, 2010


                                                                    Dated as of
                                                                  July 15, 1998

TO EACH OF THE PURCHASERS LISTED IN
  THE ATTACHED SCHEDULE A:

LADIES AND GENTLEMEN:

     DAKOTA GROWERS PASTA COMPANY, a North Dakota corporation (the "COMPANY"), agrees with you as follows:

SECTION 1.  AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of (i) $18,000,000 aggregate principal amount of its 7.04% Senior Secured Guaranteed Notes, Series A, due August 1, 2008 (the "SERIES A NOTES") and (ii) $9,000,000 aggregate principal amount of its 7.14% Senior Secured Guaranteed Notes, Series B, due August 1, 2010 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES," such term to include any such notes issued in substitution for the appropriate series pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes shall be substantially in the form set out in Exhibit 1-A and the Series B Notes shall be substantially in the form of Exhibit 1-B, in each case, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.  SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the series specified opposite its name in

Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

     The obligations of the Company under the Notes and this Agreement will be guaranteed pursuant to the Guaranty Agreement and will be secured pursuant to the Collateral Documents.

SECTION 3.  CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "CLOSING") on August 7, 1998 or on such other Business Day thereafter on or prior to August 14, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes of the appropriate series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 380313 at St. Paul Bank for Cooperatives, ABA number 296090471. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.  CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Guarantor in the Financing Agreements shall be correct when made and at the time of the Closing.

     SECTION 4.2. PERFORMANCE; NO DEFAULT. The Company and the Guarantor shall have performed and complied with all agreements and conditions contained in the Financing Agreements required to be performed or complied with by either of them prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.3 or 10.5 hereof had such Sections applied since such date.

     SECTION 4.3.  COMPLIANCE CERTIFICATES.

     (a) OFFICER'S CERTIFICATE. The Company and the Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b) SECRETARY'S CERTIFICATE. The Company and the Guarantor shall have delivered to you certificates certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Financing Agreements.

     SECTION 4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Fabian Noack, Esq., counsel for the Company and the Guarantor, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     SECTION 4.6. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     SECTION 4.9. CHANGES IN CORPORATE STRUCTURE. Neither the Company nor the Guarantor shall have changed its respective jurisdiction of incorporation or been a party to any merger or consolidation nor shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

     SECTION 4.10. CERTAIN AGREEMENTS. The Intercreditor Agreement and the Loan Agreement shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.

     SECTION 4.11. SECURITY DOCUMENTS. The Security Documents shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.

     SECTION 4.12. FILING AND RECORDING. The Security Documents (and/or financing statements or similar notices thereof if and to the extent permitted by applicable law) shall have been recorded or filed for record in such public offices as may be deemed necessary or appropriate by you or your special counsel in order to perfect the Liens and security interest granted or conveyed thereby.

     SECTION 4.13. TITLE INSURANCE. The Company shall have delivered to you endorsements to the existing title insurance policies or new title policies covering the real property subject to a lien pursuant to the Security Documents insuring the lien of the Mortgages and adding the collateral agent for the holders of the Notes as an additional insured to the extent of the obligations under the Notes; PROVIDED, HOWEVER, that the amounts of such insurance shall not be increased in any event.

     SECTION 4.14. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements to which it is a party and to perform the provisions hereof and thereof.

     SECTION 5.2. AUTHORIZATION, ETC. The Financing Agreements have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor, and each Financing Agreement constitutes a legal, valid and binding obligation of the Company or Guarantor which is a party thereto enforceable against the Company or the Guarantor, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.3. DISCLOSURE. The Company, through its agents, SPP Hambro & Co., LLC and St. Paul Bank for Cooperatives, has delivered to you and each Other Purchaser a copy of a Confidential Direct Placement Memorandum, dated June, 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since July 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     SECTION 5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.
(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company and the Guarantor of the Financing Agreements to which each is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, the Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company, the Guarantor or any Subsidiary is bound or by which the Company, the Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, the Guarantor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, the Guarantor or any Subsidiary.

     SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or the Guarantor of the Financing Agreements.

     SECTION 5.8.  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any

Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Company and its Subsidiaries have never been audited by the Internal Revenue Service nor has the statute of limitations with regards to tax liabilities run for any fiscal year of the Company and its Subsidiaries.

     SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 5.11. LICENSES, PERMITS, ETC. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

     (b) to the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meanings specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction prohibited by section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company, the Guarantor nor anyone acting on its behalf has offered the Notes, the Guaranty Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than forty-four (44) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Guaranty Agreement to the registration requirements of Section 5 of the Securities Act.

     SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes to reduce long-term and short-term borrowings and for general corporate proposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

     SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of July 30, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.A.

     SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is an "INVESTMENT COMPANY" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding

Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.19. PARI PASSU RANKING. The obligations of the Company and of the Guarantor under the respective Financing Agreements to which each is a party, and the Liens of the Collateral Documents constitute senior obligations of the Company and of the Guarantor which rank at least PARI PASSU, without preference or priority, with the obligations of the Company and the Guarantor under the Loan Agreement and any guaranty thereof and security therefor. All collateral securing the Loan Agreement and any guaranty thereof also secures the Financing Agreements.

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.

     SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You, either alone or with the assistance of your professional advisors, have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the prospective investment in the Notes. You qualify as an "accredited investor" as that term is defined and interpreted by applicable federal securities law. You have obtained, to the extent you deem necessary, your own professional advice to determine the suitability of your investment in the Notes in light of your investment needs and applicable legal requirements. You have been given access to information regarding the Company and have utilized such access to your satisfaction for the purpose of obtaining information regarding the Company, have received copies of the Company's Memorandum and all exhibits thereto, and have either attended or been given the reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company.

     SECTION 6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:


            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

            (b) the Source is either (i) an insurance company "pooled separate account," within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 152, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
     (c); or

            (d)    the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include or is deemed not to include under ERISA and the regulations thereunder, assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     If you or any subsequent transferee of the Notes indicates that your or such transferee are relying on any representation contained in paragraph (b),
(c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that
(i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or
(ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan; provided that if the Company cannot deliver the certificate required by this paragraph with respect to any disclosure made pursuant to paragraph (b), (c) or
(e) above, such purchase or transfer shall not occur.  As used in this
Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.  INFORMATION AS TO COMPANY.

     SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) QUARTERLY STATEMENTS -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                   (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) ANNUAL STATEMENTS -- within 90 days after the end of each fiscal year of the Company duplicate copies of,

                   (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                          (A) an opinion thereon of independent certified public accountants of recognized national standing (which may include Eide Bailly LLP), which opinion shall state that financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                          (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);


     PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
     (B) above, shall be deemed to satisfy the requirements of this
     Section 7.1(b);

            (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                   (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                   (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title

            I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Financing Agreements as from time to time may be reasonably requested by any such holder of Notes.

     SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.  PREPAYMENT OF THE NOTES.

     SECTION 8.1. REQUIRED PREPAYMENTS. (a) On August 1, 2002 and on each August 1 thereafter to and including August 1, 2007 the Company will prepay $2,571,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or 8.3 or purchase of the Series A Notes permitted by Section 8.5, or application of casualty or condemnation proceeds pursuant to
Section 5 of the Intercreditor Agreement, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase. Each prepayment pursuant to this Section 8.1(a) shall be allocated among all Series A Notes at the time outstanding in proportion, as nearby as practicable, to the respective unpaid principal amounts thereof.

     (b) On August 1, 2002 and on each August 1 thereafter to and including August 1, 2009 the Company will prepay $1,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or 8.3 or purchase of the Series B Notes permitted by Section 8.5, or application of casualty or condemnation proceeds pursuant to Section 5 of the Intercreditor Agreement, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase. Each prepayment pursuant to this Section 8.1(b) shall be allocated among all Series B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

     SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     SECTION 8.3.  CHANGE IN CONTROL.

     (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes UNLESS notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this
Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this
Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

     (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least thirty (30) days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and
(ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

     (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE").

If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 45 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

     (d) ACCEPTANCE; REJECTION. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least ten (10) days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

     (e)    PREPAYMENT.  Prepayment of the Notes to be prepaid pursuant to this
Section 8.3 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment but without payment of a Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

     (f) DEFERRAL PENDING CHANGE IN CONTROL. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

     (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be prepaid;
(iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

     (h) "CHANGE IN CONTROL" DEFINED. "CHANGE IN CONTROL" means any of the following events or circumstances:

            if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than the

            Current Management, become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock.

     (i) "CURRENT MANAGEMENT" Defined. "CURRENT MANAGEMENT" means any one or more of Timothy L. Dodd, President and General Manager, Gary E. Mackintosh, Executive Vice President, Sales and Marketing, Thomas P. Friezen, Vice President, Finance, David E. Tressler, Vice President, Operations (North Dakota), John C. Lawrie, Vice President, Operations (Minnesota), Harlan W. Jemison, Vice President, Ingredient and Foodservice, Maurice D. Hanson, Vice President, Logistics.

     (j)    "CONTROL EVENT" DEFINED.  "CONTROL EVENT" means:

            (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

           (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

     SECTION 8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof without distinction as to series.

     SECTION 8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     SECTION 8.6. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     SECTION 8.7. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note of a given series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount for a given series, the following terms have the following meanings:

            "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .60 over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Screen PX on the Bloomberg Financial Markets Services Screen (or such other display as may replace Screen PX on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

            "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
     (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 9.1. COMPLIANCE WITH LAW. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.2. INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.5. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 10.1. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 10.2. MERGER, CONSOLIDATION, ETC. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Subsidiary of the Company so long as in any such transaction involving the Guarantor and another Subsidiary whereunder the Guarantor is not the surviving or purchasing corporation, the successor shall be a solvent corporation organized under the laws of the United States or any State thereof, shall have executed an assumption of the due and punctual performance of each covenant and condition of the Financing Agreements to which the Guarantor is a party and no Default or Event of Default shall exist immediately after giving effect to such transaction), PROVIDED that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

            (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Agreements in form and substance reasonably satisfactory to the holders of the Notes; and

            (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement, the Other Agreements or the Notes.

     SECTION 10.3. CONSOLIDATED NET WORTH. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $27,000,000, plus
(b) an aggregate amount equal to 30% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended July 31, 1998.

     SECTION 10.4. CERTAIN RATIOS. (a) The Company will not at any time permit the ratio of (1) Consolidated Cash Flow to (2) Consolidated Fixed Charges, to be less than 2.00 to 1.0, determined as of the end of each fiscal quarter for the immediately preceding four fiscal quarters (ending on the date of calculation) treating such period of four fiscal quarters as a single accounting period.

     (b) The Company will not at any time permit the ratio of (1) Consolidated Funded Debt to (2) Consolidated Cash Flow to exceed (A) 4.00 to
1.00 for the period from the Closing to and including July 31, 1999, (B) 3.50 to
1.00 for the period from August 1, 1999 to and including January 31, 2000 and
(C) 3.00 to 1.00 at all times thereafter, in each case determined as of the end of each fiscal quarter for the immediately preceding four fiscal quarters (ending on the date of calculation) treating such period of four fiscal quarters as a single accounting period.

     (c) The Company will not, at any time, permit Priority Debt to exceed an amount equal to 10% (or, at all times from and after the Release Date, 15%) of Consolidated Net Worth.

     SECTION 10.5. SALE OF ASSETS, ETC. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

            (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

            (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring on or after the date of Closing would not exceed 25% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company.

     If the Net Proceeds Amount for any Transfer is applied to a Debt Purchase Application or a Property Reinvestment Application or any combination thereof within 360 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.5 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

     SECTION 10.6. DISPOSAL OF OWNERSHIP OF A SUBSIDIARY. The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, PROVIDED that the foregoing restrictions do not apply to:

            (a) the issue of directors' qualifying shares by any such Subsidiary;

            (b) any such Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

            (c) the Transfer of all of the Subsidiary Stock of a Subsidiary of the Company owned by the Company and its other Subsidiaries if:

                   (i)    such Transfer satisfies the requirements of Section
             10.5 hereof,

                   (ii) in connection with such Transfer the entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a

     Person other than (A) the Company, (B) another Subsidiary not being simultaneously disposed of, or (C) an Affiliate, and

          (iii) the Subsidiary being disposed of has no continuing Investment in any other Subsidiary of the Company not being simultaneously disposed of or in the Company.

     Notwithstanding the foregoing, the Company shall at all times cause the Guarantor to be a Subsidiary of the Company PROVIDED that the foregoing shall not prohibit any transaction otherwise permitted by Section 10.2 hereof.

     SECTION 10.7. LIENS. From and after the Release Date, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

            (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (b) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

            (c) Liens on property or assets of any Subsidiary securing Debt owing to the Company or to any Subsidiary;

            (d)    Liens existing as of the Release Date and permitted by
     Section 5 of the Security Agreements or Section 8 of the Mortgages;

            (e) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing including Liens existing on fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owing such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that

                   (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                   (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                   (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

            (f) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, indemnity, surety or appeal bonds or other Liens of like general nature, in any such case not incurred in connection with the incurrence of Debt; PROVIDED that such Liens do not, individually or in the aggregate, materially impair the use of such property encumbered by any such Lien in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of the property so encumbered for purposes of such business; PROVIDED FURTHER in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

            (g) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries, taken as a whole;

            (h) any Lien renewing, extending or refunding any Lien permitted by paragraph (d) of this Section 10.7, PROVIDED that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced,
     (ii) such Lien is not extended to any other property, and

          (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

            (i) other Liens, not otherwise permitted by paragraphs (a) through (h) hereof, securing Debt of the Company or any Subsidiary permitted under Section 10.4(c).

For the purposes of this Section 10.7, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

     SECTION 10.8. NATURE OF BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

     SECTION 10.9. DISTRIBUTIONS. The Company will not pay cash dividends on capital stock in excess of minimum requirements, as stated in the Company's bylaws and/or stock certificates, without the prior written consent of the Required Holders, which consent will not be unreasonably withheld. The Company may pay cash patronage PROVIDED, that at the time thereof and after giving effect thereto, no Default or Event of Default exists.

SECTION 11. EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.7 or Section 7.1(d); or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) default shall occur in the observance or performance of any provision of any Security Document by the Company or the Guarantor, as the case may be, which is not remedied within 30 days after the earlier of (i) the day on which a Responsible Officer of the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the holder of any Note; or

            (f) any representation or warranty made in writing by or on behalf of the Company or the Guarantor or by any officer of the Company in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (g) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and either (x) such default remains uncured and unwaived for at least 90 days or (y) as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

            (h) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
     (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

            (j) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

            (k) any Financing Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable or any obligor thereunder shall contest or deny in writing the validity or enforceability of any of its obligations under such Financing Agreement; or

            (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company or the Guarantor described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c)    If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding (including, without limitations, all rights and remedies available to such holder under any of the other Financing Agreements), whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or 1-B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

     SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Carrington, North Dakota at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to

Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

     SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Agreements (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Agreements or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Agreements, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     SECTION 15.2. SURVIVAL.  The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Financing Agreements, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Guarantor pursuant to any Financing Agreement shall be deemed representations and warranties of the Company or the Guarantor under such Financing Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

     SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,
(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

     (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of any Financing Agreement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

     SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto or to any Financing Agreement shall mean this Agreement as it may from time to time be amended or supplemented.

     SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

           (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Vice President-Finance, or at such other address as the Company shall have specified to the holder of each
     Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

     Any Financing Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

     SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     SECTION 22.7. ADDITIONAL DEBT. Subject to the terms and provisions hereof, the Company may, from time to time, issue and sell additional senior promissory notes and may, in connection with the documentation thereof, incorporate by reference various provisions of this Agreement. Such incorporation by reference shall not modify, dilute or otherwise affect the terms and provisions hereof.

                             *     *     *     *     *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.



                                        Very truly yours,


                                        DAKOTA GROWERS PASTA COMPANY




                                        By /s/ Timothy J. Dodd
                                           Its President

Accepted as of August 1, 1998:


                                        MASSACHUSETTS MUTUAL LIFE
                                           INSURANCE COMPANY




                                        By /s/ Michael L. Klofax
                                           Its Managing Director

Accepted as of August 1, 1998:


                                        BAYSTATE HEALTH SYSTEMS, INC.

                                        By:  Massachusetts Mutual Life
                                             Insurance Company, its Investment
                                             Adviser




                                        By /s/ Michael L. Klofax
                                           Its Investment Officer

Accepted as of August 1, 1998:


                                        CM LIFE INSURANCE COMPANY




                                        By /s/ Michael L. Klofax
                                           Its Investment Officer

Accepted as of August 1, 1998:


                                        THE SECURITY MUTUAL LIFE INSURANCE
                                        COMPANY OF LINCOLN, NEBRASKA




                                        By /s/ Kevin W. Hammond

                                           Its Vice President
                                              Chief Investment Officer

Accepted as of August 1, 1998:


                                        THE CANADA LIFE ASSURANCE COMPANY




                                        By /s/ Kevin Phelan
                                           Its Assistant Treasurer

                         INFORMATION RELATING TO PURCHASERS


                                                            PRINCIPAL AMOUNT
                                                          AND SERIES OF NOTES
NAME AND ADDRESS OF PURCHASER                               TO BE PURCHASED


MASSACHUSETTS MUTUAL LIFE INSURANCE                       $2,500,000 Series A
  COMPANY                                                 $1,500,000 Series B
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Mark A. Ahmed, Managing Director

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Dakota Growers Pasta Company, 7.04% Senior Secured Guaranteed Notes, Series A, due 2008, PPN 23423# AA 5 and 7.14% Senior Secured Guaranteed Notes, Series B, due 2010, PPN 23423# AB 3, principal, premium or interest") to:

     Chase Manhattan Bank, N.A. (ABA #021000021)
     4 Chase MetroTech Center
     New York, New York  10081

     for credit to: MassMutual IFM Non-Traditional Account Number 910-2509073
     Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878,
Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850




                                     SCHEDULE A

                            (to Note Purchase Agreement)

                                                            PRINCIPAL AMOUNT
                                                          AND SERIES OF NOTES
NAME AND ADDRESS OF PURCHASER                               TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                       $9,500,000 Series A
  COMPANY                                                 $5,250,000 Series B
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Dakota Growers Pasta Company, 7.04% Senior Secured Guaranteed Notes, Series A, due 2008, PPN 23423# AA 5 and 7.14% Senior Secured Guaranteed Notes, Series B, due 2010, PPN 23423# AB 3, principal, premium or interest") to:

     Citibank, N.A. (ABA #021000089)
     111 Wall Street
     New York, New York  10043

     for credit to: MassMutual Long Term Pool Account Number 4067-3488
     Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878,
Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                           PRINCIPAL AMOUNT
                                                           AND SERIES OF NOTES
NAME AND ADDRESS OF PURCHASER                                TO BE PURCHASED

BAYSTATE HEALTH SYSTEMS, INC.                               $500,000 Series A
(Intermediate Aggregate)
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Thomas Li, Managing Director

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Dakota Growers Pasta Company, 7.04% Senior Secured Guaranteed Notes, Series A, due 2008, PPN 23423# AA 5 , principal, premium or interest") to:

     Boston Safe Deposit and Trust Company
     ABA #011001234
     DDA No. 048771
     Ref:  Baystate Health Systems Intermediate Aggregate
            A/C #BPOF3001002
     Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561,
Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  MAC & Co.

Taxpayer I.D. Number:  04-2105941

                                                           PRINCIPAL AMOUNT
                                                           AND SERIES OF NOTES
NAME AND ADDRESS OF PURCHASER                                TO BE PURCHASED

CM LIFE INSURANCE COMPANY                                   $500,000 Series A
c/o Massachusetts Mutual Life Insurance Company            $250,000 Series B
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Mark A. Ahmed, Managing Director

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Dakota Growers Pasta Company, 7.04% Senior Secured Guaranteed Notes, Series A, due 2008, PPN 23423# AA 5 and 7.14% Senior Secured Guaranteed Notes, Series B, due 2010, PPN 23423# AB 3, principal, premium or interest") to:

     Citibank, N.A. (ABA #021000089)
     111 Wall Street
     New York, New York  10043

     for credit to:  Segment 43 - Universal Life Account Number 4068-6561
     Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                                           PRINCIPAL AMOUNT
                                                           AND SERIES OF NOTES
NAME AND ADDRESS OF PURCHASER                                TO BE PURCHASED

THE SECURITY MUTUAL LIFE INSURANCE                         $2,000,000 Series B
  COMPANY OF LINCOLN, NEBRASKA
200 Centennial Mall North
Lincoln, Nebraska  68508

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Dakota Growers Pasta Company, 7.14% Senior Secured Guaranteed Notes, Series B, due 2010, PPN 23423# AB 3, principal, premium or interest") to:

     National Bank of Commerce (ABA #1040-00045)
     13th and O Street
     Lincoln, Nebraska

     for credit to:  Security Mutual Life
     Account Number 40-797-624

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed:

     The Security Mutual Life Insurance Company
       of Lincoln, Nebraska
     200 Centennial Mall North
     Lincoln, Nebraska  68508
     Attention:  Investment Department
     Fax:  (402) 434-9599
     Phone:  (402) 434-9500

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0293990

                                                           PRINCIPAL AMOUNT
                                                           AND SERIES OF NOTES
NAME AND ADDRESS OF PURCHASER                                TO BE PURCHASED

THE CANADA LIFE ASSURANCE COMPANY                         $5,000,000 Series A
330 University Avenue
Toronto, Ontario, Canada  M5G 1R8
Attention:   U.S. Private Placements, SP-11
               Brian Lynch, Treasurer, U.S.

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

     Chase Manhattan Bank
     New York, New York

     ABA #021-000-021
     Product Code CTR

     For Credit to:

     Beneficiary Bank    Canadian Imperial Bank of Commerce (CIBC)
                         Head Office
                         Toronto, Ontario
     UID#                015035

     For further credit to:   Canada Life Mortgage Swap
                              Account No. 05-90916

     Notify                   Michael Padua (416) 597-1440 ext. 5691

     Reference:               Security/Issuer, Coupon, Maturity, PPN

     reference: name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date

Notices

All notices and communications to be addressed as first provided above, except notice with respect to payment, and written confirmation of each such payment, to be addressed:

     The Canada Life Assurance Company
     330 University Avenue
     Toronto, Ontario, Canada  M5G 1R8

     Attention:  Securities Accounting, SP-12

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-0397420

                                   DEFINED TERMS

GENERAL PROVISIONS

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

     "ASSET DISPOSITION" means any Transfer except (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary and (b) any Transfer made in the ordinary course of business and involving only property that is either
(i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in St. Paul, Minnesota are required or authorized to be closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP or for which the amount of the asset and liability thereunder should be in accordance with GAAP disclosed in a note to such balance sheet as if so capitalized.


                                     SCHEDULE B
                            (to Note Purchase Agreement)

     "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person or for which the amount of the asset and liability thereunder should be in accordance with GAAP disclosed in a note to such balance sheet as if so capitalized.

     "CLOSING" is defined in Section 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COLLATERAL DOCUMENTS" shall mean the Security Agreements and each other security, mortgage, pledge or deposit document or agreement that may from time to time be executed pursuant to the terms of this Agreement or the Intercreditor Agreement.

     "COMPANY" means Dakota Growers Pasta Company, a North Dakota corporation, incorporated as an agricultural cooperative.

     "CONFIDENTIAL INFORMATION" is defined in Section 20.

     "CONSOLIDATED ASSETS" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "CONSOLIDATED CASH FLOW" means, in respect of any period, the sum of
(a) Consolidated Net Income for such period and (b) the amount of all depreciation, amortization, and income taxes of the Company and its Subsidiaries and (c) Consolidated Fixed Charges, but, in the case of (b) and (c) above, only to the extent deducted in the determination of Consolidated Net Income for such period. "CONSOLIDATED CASH FLOW" shall be adjusted retroactively to give effect to earnings or losses of any other corporation the assets of which have been acquired substantially as an entity by purchase, merger, consolidation or otherwise after the beginning of such period and such acquisition is completed prior to the end of such period and, if less than substantially all of the assets of such other corporation are being or have been so acquired, and such assets constitute substantially all of the assets theretofore employed by such corporation in a divisional, branch or other unit operation, the earnings determined to be properly attributable to the assets so acquired may be so included.

     "CONSOLIDATED FIXED CHARGES" means, with respect to any period, the sum of
(a) Interest Charges for such period and (b) Lease Rentals for such period, determined, in the case of (a) and (b) above on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt or Lease Rentals thereof (including all amounts due and owing under any Capitalized Leases), and the concurrent retirement of outstanding Funded Debt or Lease Rentals or termination of any Capitalized Leases thereof. "CONSOLIDATED FIXED CHARGES" shall be adjusted retroactively to give effect to the leases of real and personal property and the Debt of any business entity acquired by the Company or any Subsidiary and shall be computed as though (x) such leases of real and personal property of such business entity so acquired had been in effect, (y) such Debt of such business entity so acquired had been owed by the Company and (z) such business entity had been a Subsidiary, as the case may be, throughout the applicable period.

     "CONSOLIDATED FUNDED DEBT" shall mean all Funded Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, PROVIDED that there shall be excluded:

     (a) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions, and

     (b) any net income or gain (but not any net loss) during such period from change in accounting principles in accordance with GAAP or any extraordinary items.

     "CONSOLIDATED NET WORTH" means, at any time, the members' and stockholders' investment determined in accordance with GAAP without reduction for intangible assets.

     "DEBT" with respect to any Person means, at any time, without duplication,

          (a)  its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  all Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Debt of any Person shall exclude all amounts which would otherwise be included in Debt which represent unfunded obligations under any Plan.

     "DEBT PURCHASE APPLICATION" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount up to the Net Proceeds Amount with respect to such Transfer to pay or prepay Senior Debt of the Company which shall include a prepayment of the principal amount of the Notes which bears the same ratio to the aggregate principal amount of all Notes as the principal amount of all Notes bears to the principal amount of all Senior Debt (other than Senior Debt owing to the Company, any of its Subsidiaries or any Affiliate) which prepayment shall include the Make-Whole Amount (and accrued and unpaid interest to the date of prepayment on the principal being prepaid) calculated as if such prepayment were a prepayment pursuant to Section 8.2.

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" with respect to each series of Notes means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or
(ii) 2% over the rate of interest publicly announced by St. Paul Bank for Cooperatives in St. Paul, Minnesota as its "base" or "prime" rate.

     "DISPOSITION VALUE" means, at any time, with respect to any property

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "FINANCING AGREEMENTS" shall mean and include this Agreement and the Other Agreements, the Notes, the Security Documents and any additional collateral documents or related agreements evidencing the obligations of the Company, the Guarantor or any other guarantor or obligor with respect to the Notes or with respect to any additional rights or remedies given to the holders of the Notes.

     "FUNDED DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof PROVIDED that "FUNDED DEBT" shall not include that portion of any Debt outstanding under a revolving credit or similar agreement that has been paid down (and not refinanced during such period with a short-term line of credit or similar agreement or otherwise) for a period of at least thirty consecutive days during the immediately preceding 12-month period.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

              (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "GUARANTOR" shall mean Primo Piatto, Inc., a Minnesota corporation.

     "GUARANTY AGREEMENT" shall mean the Guaranty Agreement made by the Guarantor in the form attached hereto as Exhibit GA.

     "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
Section 13.1.

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "INTERCREDITOR AGREEMENT" shall mean that Agency and Intercreditor Agreement dated as of July 15, 1998 among St. Paul Bank for Cooperatives and the Purchasers, as amended.

     "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness of other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

     "LEASE RENTALS" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, PROVIDED that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "LOAN AGREEMENT" shall mean the Loan Agreement approved July 23, 1998 between the Company and St. Paul Bank for Cooperatives, as amended or modified from time to time.

     "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Financing Agreements and the Notes, or
(c) the validity or enforceability of the Financing Agreements or the Notes.

     "MEMORANDUM" is defined in Section 5.3.

     "MORTGAGES" shall mean that certain Primo Piatto Real Estate Mortgage dated as of the 11th day of August 1998 by the Guarantor to St. Paul Bank for Cooperatives, as agent, and that certain Dakota Growers Pasta Company Real Estate Mortgage dated as of the 11th day of August 1998 by the Company to St. Paul Bank for Cooperatives, as agent.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any Property by any Person, an amount equal to the DIFFERENCE of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer LESS any amount paid to release any Liens on such Property) received by such Person in respect of such Transfer, MINUS

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "NOTES" is defined in Section 1.

     "OBLIGORS" means the Company and the Guarantor.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "OTHER AGREEMENTS" is defined in Section 2.

     "OTHER PURCHASERS" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "PRIORITY DEBT" means and includes, at any time, all Debt of Subsidiaries, PLUS, from and after the Release Date, all Debt of the Company secured by a Lien other than a Lien permitted by subparagraphs (a) through (h) of Section 10.7.

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company or any Subsidiary of an amount up to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the ordinary course of business of such Person.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "RELEASE DATE" means the first date on which (i) each Collateral Document has been released by the holders of the Notes in accordance with the terms thereof and (ii) all liens securing the Loan Agreement have been released in accordance with the terms thereof.

     "REQUIRED HOLDERS" means, at any time, the holders of at least 66-2/3% in principal amount of each series of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITY" has the meaning set forth in Section 2(1) of the Securities Act.

     "SECURITY AGREEMENTS" shall mean that certain Dakota Growers Pasta Company Security Agreement dated the 11th day of August securing the Company's obligations under the Notes and that certain Primo Piatto, Inc. Security Agreement dated the 11th day of August securing the Guarantor's obligations under the Guaranty.

     "SECURITY DOCUMENTS" means and includes the Guaranty Agreement and each Collateral Document.

     "SENIOR DEBT" means any Funded Debt of the Company which, by its terms, is not subordinated to any other Debt of the Company.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                    SUBSIDIARIES


                                 JURISDICTION OF              PERCENTAGE
SUBSIDIARY                       INCORPORATION                OWNERSHIP

Primo Piatto, Inc.                 Minnesota                    100%



                                    SCHEDULE 5.4
                            (to Note Purchase Agreement)

                                FINANCIAL STATEMENTS



1. Audited financials for each of the fiscal years ended July 31, 1993 through July 31, 1997.

2. Financial statements set forth in the Company's 10-Q for the nine-month period ended April 30, 1998.




                                    SCHEDULE 5.5
                            (to Note Purchase Agreement)


                            DAKOTA GROWERS PASTA COMPANY

                                  OUTSTANDING DEBT
                                   JULY 30, 1998

                                                 INTEREST    OUTSTANDING
                                                   RATE        BALANCE

St. Paul Bank for Cooperatives*
 Variable Rate Term                               8.14%    $4,899,007.58
 Maturing 10/30/98                               10.08%     3,500,000.00
 Maturing 3/31/99 - 9/30/99                       8.38%     2,000,000.00
 Maturing 10/29/98                               10.22%     3,500,000.00
 Maturing 12/31/99 - 9/30/00                      8.49%     2,000,000.00
 Maturing 12/29/00 - 9/30/01                      8.54%     3,000,000.00
 Maturing 12/31/01 - 9/30/02                      8.59%     2,000,000.00
 Maturing 12/31/02 - 9/30/03                      8.68%     6,000,000.00
 Maturing 12/31/03 - 9/30/04                      8.76%     5,000,000.00


* St. Paul Bank is lead bank, $8,996,856 held by Bank of North Dakota and $9,627,900 held by Farm Credit Services. Rates are pre-patronage.


St. Paul Bank for Cooperatives

 Variable Rate Seasonal**                         7.75%     9,700,000.00
 Variable Rate Term**                             8.14%    16,000,000.00
 Maturing 7/31/08                                 5.71%    12,000,000.00

**   Rates are pre-patronage.


City of Carrington                                4.00%       277,037.30

Northern Plains Electric                          0.00%        50,000.00

Dakota Central Telecommunications                 0.00%        50,000.00
                                                          --------------
Total Outstanding Debt                                    $69,976,044.88
                                                          --------------
                                                          --------------

                                   SCHEDULE 5.15
                            (to Note Purchase Agreement)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (b) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                              [FORM OF SERIES A NOTE]

                            DAKOTA GROWERS PASTA COMPANY

         7.04% SENIOR SECURED GUARANTEED NOTE, SERIES A, DUE AUGUST 1, 2008

No. AR-                                                                 [Date]
$[________]                                                      PPN[________]

     FOR VALUE RECEIVED, the undersigned, DAKOTA GROWERS PASTA COMPANY (herein called the "COMPANY"), a corporation organized as an agricultural cooperative organized and existing under the laws of the State of North Dakota, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on August 1, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.04% per annum from the date hereof, payable semiannually, on the first day of February and August in each year, commencing with the February 1 or August 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.04% or (ii) 2% over the rate of interest publicly announced by St. Paul Bank for Cooperatives from time to time in St. Paul, Minnesota as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Series A Note are to be made in lawful money of the United States of America at the principal office of the Company in Carrington, North Dakota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Series A Note is one of a series of Senior Secured Guaranteed Notes (herein called the "SERIES A NOTES") issued (along with the 7.14% Senior Secured Guaranteed Notes, Series B, due August 1, 2010) pursuant to separate Note Purchase Agreements, dated as of July 15, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is secured


                                    EXHIBIT 1-A
                            (to Note Purchase Agreement)
by the Security Documents (as such term is defined in the Note Purchase Agreements) and reference is hereby made to the Security Documents for the terms and conditions governing such security. Each holder of this Series A Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements PROVIDED that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld), make a representation to the effect that the purchase by such holder of any Series A Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

     This Series A Note is a registered Series A Note and, as provided in the Note Purchase Agreements, upon surrender of this Series A Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series A Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Series A Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Series A Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Series A Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        DAKOTA GROWERS PASTA COMPANY



                                        By
                                           [Title]


                                       E-1-A-73

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (b) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                              [FORM OF SERIES B NOTE]

                            DAKOTA GROWERS PASTA COMPANY

         7.14% SENIOR SECURED GUARANTEED NOTE, SERIES B, DUE AUGUST 1, 2010

No. BR-                                                                  [Date]
$[_________]                                                      PPN[________]

     FOR VALUE RECEIVED, the undersigned, DAKOTA GROWERS PASTA COMPANY (herein called the "COMPANY"), a corporation organized as an agricultural cooperative organized and existing under the laws of the State of North Dakota, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on August 1, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.14% per annum from the date hereof, payable semiannually, on the first day of February and August in each year, commencing with the February 1 or August 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.14% or (ii) 2% over the rate of interest publicly announced by St. Paul Bank for Cooperatives from time to time in St. Paul, Minnesota as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Series B Note are to be made in lawful money of the United States of America at the principal office of the Company in Carrington, North Dakota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Series B Note is one of a series of Senior Secured Guaranteed Notes (herein called the "SERIES B NOTES") issued (along with the 7.04% Senior Secured Guaranteed Notes, Series A, due August 1, 2008) pursuant to separate Note Purchase Agreements, dated as of July 15, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is secured

                                    EXHIBIT 1-B
                            (to Note Purchase Agreement)
by the Security Documents (as such term is defined in the Note Purchase Agreements) and reference is hereby made to the Security Documents for the terms and conditions governing such security. Each holder of this Series B Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements PROVIDED that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld), make a representation to the effect that the purchase by such holder of any Series B Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

     This Series B Note is a registered Series B Note and, as provided in the Note Purchase Agreements, upon surrender of this Series B Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series B Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series B Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Series B Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Series B Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Series B Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                        DAKOTA GROWERS PASTA COMPANY



                                        By
                                           [Title]


                                      E-1-B-75

                             FORM OF OPINION OF COUNSEL
                          TO THE COMPANY AND THE GUARANTOR

     The closing opinion of Fabian Noack, Esq., Counsel for the Company and the Guarantor which is called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to you and each Other Purchaser, shall be satisfactory in scope and form to you and each Other Purchaser and shall be to the effect that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of North Dakota, has the corporate power and the corporate authority to execute and perform the Financing Agreements to which it is a party and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the Properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the Properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          3. The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and the corporate authority to execute and perform each Financing Agreement to which it is a party and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the Properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          4. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Financing Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or the Restated Articles of Association or the By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company or any of its Properties may be bound or affected, (ii) any order, judgment, decree or ruling of any court, arbitration board or Governmental

                                   EXHIBIT 4.4(a)
                            (to Note Purchase Agreement)

     Authority applicable to the Company, or (iii) any statute or other rule or regulation of any Governmental Authority applicable to the Company.

          5. There are no proceedings pending or, to the knowledge of such counsel, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority questioning the validity of the Financing Agreements.

          6. The Financing Agreements have been duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding contracts of each Obligor which is a party thereto enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          7. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          8. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, is necessary in connection with the execution, delivery or performance by the Company or the Guarantor of the Financing Agreements or the Notes.

          9. The Mortgages and the Security Agreements, or financing states relative thereto, have been recorded or filed for record in all pubic offices, if any, wherein such filing or recordation is necessary to perfect the lien thereof against creditors of and purchasers from the Company.
     Such Mortgages and Security Agreement constitute a valid lien on the Collateral specifically described in the Granting Clauses thereof.

          10. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          11. The issuance, sale and delivery of the Notes and the Guaranty Agreement under the circumstances contemplated by the Financing Agreements do not, under existing law, require the registration of the Notes or the Guaranty Agreement under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                                    E-4.4(a)-77

     The opinion of Fabian Noack, Esq., shall cover such other matters relating to the sale of the Notes as you or any Other Purchaser may reasonably request. Such opinion shall permit reliance by subsequent holders of the Notes. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and the Guarantor. This law firm did not prepare or solicit investors for the Private Placement Memorandum distributed by SPP Hambro & Co. and St. Paul Bank for Cooperatives in connection with the Notes and makes no warranty as to the accuracy or completeness of the information contained therein.



                                    E-4.4(a)-77

                         FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE PURCHASERS

     The closing opinion of Chapman and Cutler, special counsel to you and the Other Purchasers, called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:

          1. The Company is a corporation validly existing and in good standing under the laws of the State of North Dakota and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

          2. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Fabian Noack, Esq. is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Restated Articles of Association certified by, a certificate of good standing of the Company from, the Secretary of State of the State of North Dakota, and the By-laws of the Company.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon

                                     ADDENDUM A
                            (to Note Purchase Agreement)
representations of the Company and you and the Other Purchasers delivered in connection with the issuance and sale of the Notes.

     The opinion of Chapman and Cutler is limited to the laws of the State of Illinois and the Federal laws of the United States.


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